EXHIBIT p.5

                                 CODE OF ETHICS
                                       FOR
                   EMPLOYEES OF GOLDEN CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS
                                       FOR
                   EMPLOYEES OF GOLDEN CAPITAL MANAGEMENT, LLC




o Code of Ethics
          o Introduction
          o Definitions
          o Prohibited Transactions
          o Pre-clearance of Securities Transactions
          o Compliance Procedures for Code of Ethics
          o Sanctions
          o Exceptions
          o Employee Annual Acknowledgement
          o Personal Security Transaction Policy Summary
              o Personal Securities Transactions Procedure
              o Request for Personal Security Transaction Pre-Clearance
              o Quarterly Personal Security Transaction Report
              o Standard Letter - Duplicate Confirms
          o Written Policy on Insider Trading
            Acknowledgement
          o Agreement to Abide by Written Code of Ethics and Insider Policy

                                 CODE OF ETHICS
                                       FOR
                   EMPLOYEES OF GOLDEN CAPITAL MANAGEMENT, LLC

INTRODUCTION

     This Code of Ethics has been adopted by Golden Capital Management, LLC ("GCM"), a registered investment adviser, in connection with various investment advisory services it provides to certain of the investment portfolios (each a "Client") of GCM. This Code contains standards and procedures intended to assure that Employees (as defined below) do not use any information concerning the investments or investment intentions of a Client, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Clients. The Personal Security Transactions Procedure, and forms of a request for pre-clearance and reporting requirements are incorporated into this Code of Ethics and attached as Appendix A.

SECTION 1. DEFINITIONS

(a)  "Employee" means any employee, director, or officer, of GCM.

(b) "being considered for purchase or sale" means, with respect to a security, when a recommendation to purchase or sell that security has been communicated and, with respect to the person making the recommendation, when that person seriously considers making the recommendation.

(c) "Security" shall mean a security as defined in Section 2(a)(36) of the Investment Company Act of 1940 (the "Act"); provided, however, that the term shall not include:

     (i)   direct obligations of the Government of the United States;

     (ii) high quality short-term debt instruments, including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements covering any of the foregoing, and, other money market instruments as determined by GCM.

     (iii) shares of registered open-end investment companies.

SECTION 2. PROHIBITED TRANSACTIONS

(a) Insider Trading Policy. (Section 204A) Employees are prohibited from trading in a security, on their behalf or for others, while in possession of material, nonpublic information ("insider trading"). Insider trading is a violation of the federal securities laws and may result in criminal and civil penalties for the Employee and the Firm. Tipping of material, nonpublic information is also prohibited.

     The Firm considers information to be material if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered to be nonpublic when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public.

     Any questions regarding the Firm's insider trading policy should be directed to Lynette Alexander. Ms. Alexander is responsible for monitoring employee compliance for the Firm.

(b) Securities Transactions. No Employee may execute any Security transaction in any account in which the Employee has any direct or indirect beneficial ownership unless the transaction has received Pre-Clearance pursuant to Section 3, below. Such transactions include, but are not limited to purchases or sales of Securities and private placements and purchases, sales and exercises of puts, calls and warrants.

 (c) Undue Influence: Disclosure of Personal Interest. No Employee shall cause or attempt to cause any Client to purchase, sell, or hold any Security in a manner calculated to create any personal benefit to the Employee. No Employee shall recommend any Securities transactions for a Client without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including, without limitation:

     (i) his or her direct or indirect beneficial ownership of any Securities of such issuer;

     (ii)  any position with such issuer or its affiliates; and

     (iii) any present or proposed business relationship between such issuer or its affiliates and the Employee or any party in which the Employee has a significant interest.

(d) Investment Opportunities. All Employees are expressly prohibited from taking personal advantage of any investment opportunity which is to the detriment of the Client.

(e) Confidentiality. Except as required in the normal course of carrying out an Employee's business responsibilities, Employees are prohibited from revealing information relating to the investment intentions or activities of any Client or Securities that are being considered for purchase or sale on behalf of any Client.

SECTION 3. PRE-CLEARANCE OF SECURITIES TRANSACTIONS

(a) Every Employee must obtain written pre-clearance from Ms. Alexander or her designee, for any securities transaction in which the Employee has a direct or indirect beneficial ownership. A form for the purpose of obtaining pre-clearance is included in Appendix A. Ms. Alexander must obtain pre-clearance for any securities transactions from Greg Golden, president of the Firm.

(b)  Pre-Clearance is not required for any of the following transactions:

     (i) purchases or sales for any account over which an Employee has no direct or indirect influence or control.;

     (ii)  purchases which are part of an automatic dividend reinvestment plan;
           or

     (iii) purchases made in the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were initially acquired from the issues.

(c)  A Prohibited Security is any Security that either:

     (i)   is being considered for purchase or sale for any Client;

     (ii)  is being purchased or sold for any Client; or

     (iii) has been purchased or sold for any Client within the preceding 7 calendar days.

For the purposes of this section, a purchase and sale of a Security for a Client includes an initial and a final purchase and sale as well as any interim adjustments to a Client's position.

(d) Approval will be granted for transaction in a Prohibited Security which immediately follows the completion of all Client purchases and sales of that Security and is the same direction as the Client's transactions (i.e. a purchase which follows the completion of all Client purchases or a sale which follows the completion of all Client sales).

(e) Except as provided above, approval will not be granted for any transaction in a Prohibited Security. In addition, approval will not be granted for any transaction in any Security if that transaction:

     (i) would result in the buying or selling of securities in competition with buy or sell orders of any Client, or operate to the detriment of a Client, including executing a securities transaction on a day during which a Client has a pending buy or sell order for that same Security;

     (ii) would be for the purpose of, or result in, buying or selling securities to take advantage of recent or imminent trades by a Client;

     (iii) would involve the Security of a company with respect to which the Employee has material non-public information;

     (iv) would involve trading in options on any of the stocks held by or contemplated for a Client;

     (v) would take place before a sufficient period of time has elapsed after a purchase or sale of the Security by a Client for the effects of the Client's transaction on the market price to dissipate (even though seven calendar days may have elapsed); or

     (vi) would, in the case of Investment Personnel, involve the acquisition of a direct or indirect interest in any securities in an initial public offering.

(f) Pre-Clearance shall be effective for one business day following the day on which granted.

SECTION 4. COMPLIANCE PROCEDURES FOR THE CODE OF ETHICS

Ms. Alexander is responsible for monitoring Employee compliance with the Code of Ethics, insuring that all Employees comply with the Code, and enforcing the Code's requirements and prohibitions. Ms. Alexander will respond to any questions regarding the Code of Ethics.

(a) Personal Holdings Disclosure Requirement/Annual Certifications. Every Employee is required, upon his/her initial designation as an Employee to disclose all of his/her personal Securities holdings and accounts. On an annual basis, Ms. Alexander will distribute and subsequently obtain a certification from each Employee, as described in the Code of Ethics. If the Employee does not promptly deliver the requested certification, Ms. Alexander will notify one or more Managing Directors.

(b) Duplicate Trade Confirmation Requirement. Every Employee must direct his/her broker(s) to supply on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all accounts in which the Employee has any beneficial ownership. Duplicate trade confirmations are not required with respect to transactions effected for any account over which the Employee does not have any direct or indirect influence or control.

(c) All reports are to be filed with Ms. Alexander or her designee. Forms of reports for compliance can be found in Appendix A.

(d) Reviewing Personal Securities Transactions. Ms. Alexander will, on at least a quarterly basis, compare Request for Personal Securities Transaction Forms with duplicate brokerage confirmations, quarterly/monthly brokerage account statements, and quarterly transaction reports to ensure that each Employee has requested and obtained approval for each personal securities transaction during the quarter. If Ms. Alexander does not receive confirmations or statements on a timely basis, or quarterly reports no later than the 10th day following the end of each calendar quarter, Ms. Alexander will contact the Employee(s) to request such document(s). If the Employee does not promptly deliver the requested document(s), Ms. Alexander will notify one or more Managing Directors.

(e) Requests for Personal Securities Transactions. Ms. Alexander will review all Request for Personal Securities Transaction Forms and determine whether to grant such requests. Before determining whether to grant a request, Ms. Alexander will obtain a report that shows whether one or more advisory clients own the security for which approval is sought. The report will also show the number of shares (or the principle amount, as applicable) owned by clients. Ms. Alexander will consider such report, and any other information Ms. Alexander believes is necessary or appropriate, in determining whether to grant a request. If an Employee seeks approval to acquire a privately placed security, Ms. Alexander will record, in writing, the reasons supporting any decision to approve the acquisition. The Firm will maintain such written records for at least five years after the end of the fiscal year in which the approval is granted.

SECTION 5. SANCTIONS

(a) Sanctions. If Ms. Alexander finds that an Employee has violated the Code of Ethics, Ms. Alexander will notify one or more Managing Directors. The Managing Directors will determine and impose appropriate disciplinary action, which may include a warning, disgorgement of profits made or losses avoided, and/or dismissal.

SECTION 6. EXCEPTIONS

The Managing Directors, or their designee may grant exceptions to the policies contained in the Code in appropriate circumstances.



I __________________________________, an employee of Golden Capital Management, LLC acknowledge receipt and review of the Code of Ethics and the forms incorporated in Appendix A.



_______________________________________    ___________________________________
Name:                                      Date

                        GOLDEN CAPITAL MANAGEMENT, L.L.C.
      --------------------------------------------------------------------
                         EMPLOYEE ANNUAL ACKNOWLEDGEMENT



NAME      ____________________________________________________________
TITLE     ____________________________________________________________
TELEPHONE ____________________________________________________________



PERSONAL HOLDINGS DISCLOSURE

[ ] DUPLICATE ACCOUNT STATEMENTS FOR ALL PERSONAL ACCOUNTS ARE AUTOMATICALLY MAILED TO GCM - COMPLIANCE. THE REPORTS IDENTIFY EVERY SECURITY, AS DEFINED IN SECTION 1(c) OF THE GOLDEN CAPITAL MANAGEMENT, L.L.C. CODE OF ETHICS, THAT I HAVE ANY BENEFICIAL OWNERSHIP AND INCLUDE EVERY PERSONAL SECURITIES ACCOUNT.

[ ]  HAVE ATTACHED A REPORT THAT IDENTIFIES EVERY SECURITY, AS DEFINED IN
     SECTION 1(c) OF THE GOLDEN CAPITAL MANAGEMENT, L.L.C. CODE OF ETHICS, THAT I HAVE ANY BENEFICIAL OWNERSHIP AND EVERY PERSONAL SECURITIES ACCOUNT.

[ ] HAVE NO SECURITIES OR HOLD ONLY SECURITIES IDENTIFIED AS EXEMPT IN SECTION 1(c) OF THE GOLDEN CAPITAL MANAGEMENT, L.L.C. CODE OF ETHICS.

I HEREBY CERTIFY THAT THE INFORMATION PROVIDED HEREIN IS COMPLETE AND ACCURATE. I also acknowledge that I have received, reviewed, and understand the Golden Capital Management, L.L.C. Code of Ethics and its subsidiaries, and have complied with all of their requirements.



_______________________________________    ___________________________________
DATED                                      SIGNATURE

                  PERSONAL SECURITY TRANSACTION POLICY SUMMARY
      ---------------------------------------------------------------------
               FOR EMPLOYEES OF GOLDEN CAPITAL MANAGEMENT, L.L.C.

SUMMARY

Employees may not engage in any Personal Security Transaction that would either create a conflict of interest with, be detrimental to, or take an investment opportunity away from a Client. Employees are referred to the Code of Ethics for Employees (the "Code") for the complete policy.

STANDARDS

PRE-CLEARANCE OF SECURITIES TRANSACTIONS

Every Employee must obtain prior written approval from Ms. Lynette Alexander (responsible for monitoring the Firm's compliance) or her designee for any security transaction except those specifically exempted by the Code. The Request for Personal Security Transaction Pre-Clearance form is available for purposes of compliance with this policy. Except for the purchase or sale of a Prohibited Security, which immediately follows the completion of all purchases or sales of that security, and is the same direction as the Client's transactions, no transaction in a security included on the Prohibited Security list will be approved.

REPORTING REQUIREMENTS

Employees must, upon his/her designation, and at least annually thereafter, disclose all of his/her personal securities holdings and accounts. Employees must direct his/her brokers(s) to supply, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all accounts in which Employee has any beneficial ownership.

SANCTIONS

Employees who violate the Code will be subject to disciplinary action, which could include disgorgement of profits made, or losses avoided, and/or dismissal.

EXCEPTIONS

The Managing Directors of Golden Capital Management, L.L.C., or their designee may grant exceptions to this policy in the appropriate circumstances

                        GOLDEN CAPITAL MANAGEMENT, L.L.C.
      ---------------------------------------------------------------------
                   PERSONAL SECURITIES TRANSACTIONS PROCEDURE

In every case, the application of this procedure is governed by the Code of Ethics for Employees (the "Code").

PRE-CLEARANCE PROCESS FOR EMPLOYEES:
------------------------------------

Employees wishing to execute a personal trade are required to request pre-clearance using the "Request for Personal Security Transaction Pre-Clearance" form. This form includes:

     o  A summary of the policy;
     o A place to provide a description of the transaction for which pre-clearance is sought;
     o Certifications as to compliance with the Golden Capital Management L.L.C. policies; and
     o  Signatures of both the Employee and Ms. Alexander or her designee.

After reading the summary, completing and signing the form, the Employee will submit the form to Ms. Alexander. If Ms. Alexander is not available for pre-clearance, she is responsible for designating a replacement and informing Employee of the replacement. Ms. Alexander, or other designated individual, none of whom may have a direct or indirect personal interest in the transaction being reviewed, will confer with the appropriate Client Manager(s) to determine if the Security is a Prohibited Security. Ms. Alexander or her designee will complete the "Trade Approval" section of the form. If the trade is approved, the transaction may be executed. A copy of the form must be retained by the Employee and filed with Ms. Alexander, regardless of trade approval or disapproval. Exceptions must be examined and approved by the Managing Directors of Golden Capital Management L.L.C., or their designee, on a case by case basis. Ms. Alexander will obtain the approval of Greg Golden, president of the Firm.

IDENTIFICATION OF A "PROHIBITED SECURITY":
------------------------------------------

Upon the request of Ms. Alexander, the Client Manager will identify a PROHIBITED SECURITY with respect to the Client they manage. A Prohibited Security is a Security that either:

     o  Has been purchased or sold within the past seven calendar days; or
     o  Is being considered for purchase or sale.

                        GOLDEN CAPITAL MANAGEMENT L.L.C.
      --------------------------------------------------------------------
             REQUEST FOR PERSONAL SECURITY TRANSACTION PRE-CLEARANCE


DATE AND TIME:                     TRANSACTION TYPE:

REQUESTED BY:                      SECURITY:

TITLE:                             SECURITY TYPE:

TELEPHONE:                         CUSIP:

                                   # OF UNITS:
      --------------------------------------------------------------------

     IN REQUESTING PRE-CLEARANCE FOR THE ABOVE TRANSACTION, I CERTIFY THAT:

     o I HAVE READ AND AGREE TO BE BOUND BY THE GOLDEN CAPITAL MANAGEMENT, L.L.C. CODE OF ETHICS AND INSIDER TRADING POLICY. THIS PROPOSED TRANSACTION WOULD NOT VIOLATE ANY OF THE ABOVE.
     o THIS TRADE WILL NOT COMPETE WITH AND IS NOT IN CONFLICT WITH ANY RECENT OR IMMINENT SECURITY TRADE OF A CLIENT FOR WHICH I AM AN EMPLOYEE.
     o I HAVE NO KNOWLEDGE THAT THIS SECURITY IS CURRENTLY BEING CONSIDERED FOR PURCHASE OR SALE BY A CLIENT.
     o THIS TRADE IS NOT BEING CONTEMPLATED FOR THE PURPOSE OF RECEIVING PERSONAL FINANCIAL GAIN IN CONNECTION WITH ANY RECENT OR IMMINENT SECURITY TRADE OF A CLIENT.



      SIGNATURE                           ______________________________________


     ---------------------------------------------------------------------
     TRADE APPROVAL

     [ ]   TRADE APPROVED                    [ ]   TRADE DISAPPROVED

     BY APPROVING THIS TRADE, I CERTIFY THAT I AM NOT AWARE
     OF ANY REASON THIS TRADE IS IN CONFLICT WITH ANY
     GOLDEN CAPITAL MANAGEMENT, L.C.C. POLICY OR CLIENT.


     ____________________________            ____________________________
     SIGNED                                  SIGNED

     ____________________________            ____________________________
     DATE AND TIME                           DATE AND TIME

      --------------------------------------------------------------------

     INSTRUCTIONS FOR COMPLETION OF FORM:
     o  COMPLETE ALL BOXES AND SIGN FORM. USE A SEPARATE FORM FOR EACH SECURITY.
     o LYNETTE ALEXANDER (COMPLIANCE MONITOR), OR IN HER ABSENCE, HER DESIGNEE WILL COMPLETE THE TRADE APPROVAL PORTION OF THE FORM.
     o MS. ALEXANDER WILL MAINTAIN THE ORIGINAL FORM, AND A COPY OF THIS FORM SHOULD BE RETAINED BY THE ACCESS PERSON.
     o TRADE MUST BE COMPLETED WITHIN ONE BUSINESS DAY OF APPROVAL, OF RE-APPROVAL MUST BE OBTAINED.

     THE MANAGING DIRECTORS, OR THEIR DESIGNEE MAY GRANT EXCEPTIONS TO THE POLICIES CONTAINED IN THE CODE IN APPROPRIATE CIRCUMSTANCES.


Golden Capital Management - Personal Security Transaction Report
SEC Rule 204(a)(12)

For _______ Quarter _______


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
Date      Ticker     Security Description      B/S/SS     Shares     Price     Amount      Broker
---------------------------------------------------------------------------------------------------------
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



Policy                                            Signed:
Statement:                                        ______________________________
     This form is required by
     the SEC for the employees
     of Golden Capital
     Management as described in the
     Investment Advisors Act of 1940.           Date: _________________________
     It must be completed within
     10 days of the end of each
     calendar quarter.

     Listed above is record of
     every transaction for qualifying
     securities affected in accounts
     where the Employee has direct
     or indirect beneficial control
     FOR WHICH DUPLICATE CONFIRMS HAVE
     NOT BEEN SENT to Lynette Alexander
     (compliance monitor).

December 1, 2000

Dear:

I am an employee of Golden Capital Management, LLC, which is an investment advisory firm. Golden Capital Management is not a broker / dealer. My firm is requesting information regarding my accounts to comply with SEC regulations and the firm's code of ethics. Please accept this letter as authorization to send all trade confirmations and MONTHLY STATEMENTS to the following address for the accounts listed below.

Golden Capital Management, LLC
Attn: Compliance
10715 David Taylor Drive, Suite 150
Charlotte, NC 28262

The account name and numbers are as follows:




Your cooperation and prompt attention to this matter is greatly appreciated. Please do not hesitate to contact me if you require additional information.

Sincerely,

                      AGREEMENT TO ABIDE BY WRITTEN POLICY
                               ON INSIDER TRADING

The Company forbids any officer, director, employee, investment advisory representative, or other associated persons from trading, either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of the Insider Trading and Securities Fraud Enforcement Act of 1988. This conduct is frequently referred to as "insider trading." This policy applies to every officer, director, employee, investment advisory representative and other associated persons and extends to activities within and outside their duties at the Company. The "Agreement to Abide by the Written Policy of the Company on Insider Trading" must be read and signed by all officers, directors, employees, investment advisory representatives and other associated persons. Any questions regarding this policy should be referred to the Company's compliance monitor, Lynette Alexander.

The term "insider trading" is not clearly defined in federal or state securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     o    Trading by an insider on the basis of material non-public information;

     o Trading by a non-insider on the basis of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or,

     o    Communicating material non-public information to others.

The elements of insider trading and penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult the Company's compliance monitor, Lynette Alexander.

I.   WHO IS AN INSIDER?
     ------------------

     The term `insider" is broadly defined. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if they enter into a special confidential relationship in the conduct of a company's affairs and, as a result, are given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, our Company may become a temporary insider of a client company it advises or for which it performs other services. If a client company expects our Company to keep the disclosed non-public information confidential and the relationship implies such a duty, than our Company will be considered an insider.

II.  WHAT IS MATERIAL INFORMATION?
     ------------------------------

     Trading on insider information is not a basis for liability unless the information is material. "Material information" generally is defined as information that a reasonable investor would most likely consider important in making their investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities, regardless of whether the information is related directly to the company's business. Information that officers, directors, employees, investment advisory representatives and other associated persons should consider material includes, but is not limited to: dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation; liquidation problems; and, extraordinary management developments.

III. WHAT IS NON-PUBLIC INFORMATION?
     -------------------------------

     Information is non-public until it has been effectively communicated to the marketplace. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public information.

IV.  PENALTIES FOR INSIDER TRADING
     -----------------------------

     Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties described below even if they do not personally benefit from the activities surrounding the violation. Penalties include: civil injunctions; treble damages; disgorgement of profits; jail sentences; fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and, fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided. In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

V.   PROCEDURES TO IMPLEMENT INSIDER TRADING POLICY
     ----------------------------------------------

     The following procedures have been established to aid the officers, directors, employees, investment advisory representatives and other associated persons of the

     Company in avoiding insider trading. Failure to follow these procedures may result in dismissal, regulatory sanctions and criminal penalties.



     A.    IDENTIFY INSIDER INFORMATION

           Before trading or making investment recommendations for yourself or others, including investment companies or private accounts managed by the Company, or in the securities of a company about which you may have potential insider information, ask yourself the following questions:

           1. Is the information material? Is this information that an investor would consider important in making an investment decision? Is this information that would substantially effect the market price of the securities if generally disclosed?

           2. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in publications of general circulation?



     B. If, after consideration of the above, the information is material and non-public, or if further questions arise as to whether the information is material and non-public, the following procedures shall be followed:

           1. Report the matter immediately to Ms. Alexander. (In this and all other matters, Ms. Alexander will report all insider trading matters that she originates to Greg Golden, president of the Firm.)

           2. Do not purchase, sell or recommend securities on behalf of yourself or others, including accounts managed by the Company.

           3. Do not communicate the information inside or outside the Company other than to Ms. Alexander.

           4. After the Ms. Alexander has reviewed the issue, you will be instructed as to the proper course of action to take.



 C.  PERSONAL SECURITIES TRADING

     1. All officers, directors, employees, investment advisory representatives and other associated persons of the Company are required to submit a report to the Company of every securities transaction in which they, their families (including spouse, minor children and adults living in the same household), and any trust of which they are trustees or in which they have a beneficial interest or are parties, within ten (10) days after the end of the calendar quarter in which the transactions were effected. This report shall include the names of the securities, dates of the transactions, quantities, prices and broker/dealer or other entity through which the transactions were effected. This requirement may be satisfied by submitting copies of confirmations or account statements accompanied by a signed and dated notice of submission.

     2. Any transactions by an officer, director, employee, investment advisory representative and other associated persons (including their related parties) through a broker/dealer, investment advisory firm or clearing firm, other than the Company, shall be reported to the Company within ten (10) days after such transactions are effected and such report shall include the names of the securities, dates of the transactions, quantities, prices and broker/dealer or other entity through which the transactions were effected. This requirement may be satisfied by submission of duplicate confirmations accompanied by a signed and dated notice of submission.



D.   RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

     Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within the Company except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed.



E.   RESOLVING ISSUES CONCERNING INSIDER TRADING

     If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with Ms. Alexander before trading or communicating the information to anyone.

F.   ACKNOWLEDGMENT

     By affixing my signature below, I acknowledge that I have read and understood the foregoing policies and will comply in all respects with such policies.



_____________________________________        ______________________________
NAME                                         DATE

         AGREEMENT TO ABIDE BY WRITTEN CODE OF ETHICS AND INSIDER POLICY


This agreement is entered into by and between GOLDEN CAPITAL MANAGEMENT, LLC (the "Company") and the employee whose signature is represented below (the "Employee").

By signing this agreement, the Employee acknowledges that:

1. He or she has received a copy of the Company's Code of Ethics and the Company's Policy of Insider Trading;

2. He or she has read and understands the information contained in both documents; and,

3. He or she will abide by all rules, policies and procedures as described therein.

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Employee                                     Date